                                                                    EXHIBIT 99.6

                                     CONSENT


     As a person named for appointment to the board of directors of PlanetCAD Inc. following the consummation of the merger described in the Registration Statement on Form S-4 filed by PlanetCAD in May 2002 (the "Form S-4"), I consent to the inclusion of my name and biography in the Form S-4, and I consent to being named for appointment to the board of directors of PlanetCAD.

Date: May 29, 2002
                                        Signature: /s/ W. James Hindman
                                                   ---------------------------
                                                   W. James Hindman